UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 2, 2010
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-34404 (Commission file number)	75-0970548 (I.R.S. employer identification number)

508 W. WALL, SUITE 800 MIDLAND, TEXAS (Address of principal executive offices)	79701 (Zip code)
(Registrant’s telephone number, including area code: (432) 684-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On December 2, 2010, Dawson Geophysical Company (the “Registrant”) issued a press release announcing that it had placed an order for 10,000 single-channel OYO GSR units from OYO Geospace. Delivery of this order is expected to begin in December and be completed by the end of January 2011. This purchase is in addition to the 2,000 four channel GSR units complete with three component geophones delivered in the first quarter of fiscal 2011.
     The Registrant announced that its Board of Directors approved a $35,000,000 capital budget for fiscal 2011 to be used, in part, to purchase the GSR units and, as previously announced, 10 new AHV-IV PLS364 vibrator energy source units from INOVA Geophysical Equipment Limited. The remainder of the capital budget is expected to be used to meet necessary capital maintenance requirements during fiscal 2011.
     The press release announcing the purchase is furnished as Exhibit 99.1 to this Current Report. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be “filed” under the Securities Act of 1934.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated December 2, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: December 2, 2010	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated December 2, 2010.